Merrill Lynch & Co., Inc.                                        Filed under Rule 424 (b)(3), Registration Statement No. 333-83374
$4,000,000,000                                                                  Pricing Supplement No. 10009 - dated June 28, 2002
Merill Lynch Notes Due Nine Months or           (To prospectus dated April 1, 2002 and prospectus supplement dated April 22, 2002)
More from Date of Issue

-----------------------------------------------------------------------------------------------------------------------------------
   CUSIP            Aggregate        Price to       Purchasing         Interest Rate   Interest Payment Stated Maturity   Survivor's
   Number         Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency          Date           Option
-----------------------------------------------------------------------------------------------------------------------------------
    5901M0AW9       $1,748,000        100.0%          0.6250%            3.75%            Monthly          7/5/05             No

Redemption Information:  N/A
-----------------------------------------------------------------------------------------------------------------------------------
    5901M0AX7        $688,000         100.0%          1.0000%            4.60%            Monthly          7/3/07             No

Redemption Information: N/A
-----------------------------------------------------------------------------------------------------------------------------------
    5901M0AY5       $1,238,000        100.0%          1.2000%            5.10%            Monthly          7/6/09             No

Redemption Information: Redeemable at the option of Merrill Lynch & Co., Inc. on 7/15/04 and each Interest Payment Date thereafter, at a price equal to 100%.
-----------------------------------------------------------------------------------------------------------------------------------

                                     Trade Date: Friday June 28, 2002                                            Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]     Issue Date: Wednesday July 3, 2002                                          Purchasing Agent
4 World Financial Center             Minimum Denominations/Increments: $1,000/$1,000                             Acting as Principal
New York, NY 10080                   Original Issue Discount: No
                                     All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                     Merrill Lynch DTC Participant Number:  5132

                                    (1) Expressed as a percentage of the aggregate principal amount.